1Q26 Earnings Presentation April 17, 2026 Refer to earnings release dated April 17, 2026 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) any instability or disruption in the financial system, including those caused by actual or perceived issues affecting the soundness of other financial institutions or market participants; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather- related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the merger and potential disruption to Fifth Third’s business resulting from post-merger integration. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 26 through 28 of our 1Q26 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 43 Key Messages 3 Credit performance reflects intentional selectivity, including limited exposure to private credit, supported by disciplined underwriting and portfolio management Organic growth remains broad-based and relationship-led, driven by continued momentum in new client and household acquisition Expense discipline remains intact as we continue to make targeted investments to support long-term growth Comerica integration is progressing as planned with execution tracking in line with expectations

© Fifth Third Bancorp | All Rights Reserved • Tangible book value per share2 increased 15%, reflecting strong earnings and acquisition accretion • Net interest margin2 expanded 17 basis points sequentially reflecting contributions from the Comerica acquisition and disciplined balance sheet management • Net charge-offs3 of 37 basis points, lowest level in over two years, with stable commercial and consumer trends • Adjusted return on assets2 increased 9 basis points to 1.12% • Legacy Fifth Third generated consumer household growth of 3%, including 8% growth in the Southeast • CET14 of 10.0% following Comerica close, reflecting expected acquisition impact Reported1 Adjusted1 EPS $0.15 $0.83 ROA 0.25% 1.12% ROE 1.8% 10.1% ROTCE 3.5% 16.0% NIM 3.30% 3.30% Efficiency ratio 84.5% 61.9% PPNR $439MM $1,091MM CET14 10.0% For end note descriptions, see end note summary starting on page 43 1Q26 highlights 4 Comparisons in the bullet points are for 1Q26 versus 1Q25, unless otherwise noted

© Fifth Third Bancorp | All Rights Reserved $1.44 $1.50 $1.53 $1.53 $1.94 3.03% 3.12% 3.13% 3.13% 3.30% NII NIM 1Q25 2Q25 3Q25 4Q25 1Q26 NII $ in millions; NIM change in bps 4Q25 to 1Q26 NII & NIM walk T o ta l n et in te re st in co m e; $ b ill io ns Net interest income1 5 For end note descriptions, see end note summary starting on page 43 NII NIM 4Q25 $1,533 3.13% Securities marks and repositioning 39 7 Cash flow hedge termination 35 6 Loan purchase accounting accretion 12 2 Acquired and core growth 343 0 Day count (2 less days) (23) 2 1Q26 $1,939 3.30%

© Fifth Third Bancorp | All Rights Reserved • Noninterest income excluding certain items1 of $921 million increased $109 million, or 13%, compared to the prior quarter and increased $200 million, or 28%, from the year- ago quarter • Comparisons to the prior and year-ago quarters were primarily driven by merger-related impacts with additional incremental contributions from positive business momentum Noninterest income T o ta l n o ni nt er es t in co m e; $ m ill io ns For end note descriptions, see end note summary starting on page 43 6 $ millions 1Q26 PQ YoY Wealth and asset management revenue $233 26% 35% Commercial payments revenue 218 31% 42% Consumer banking revenue 146 2% 7% Capital markets fees 134 11% 49% Commercial banking revenue 105 3% 31% Mortgage banking net revenue 44 (21)% (23)% Other noninterest income 27 (36)% 93% Securities (losses) gains, net (12) 140% 33% Noninterest income $895 10% 29% Impact of certain items 26 Adjusted noninterest income (excl. securities gains/losses, net)1,2 $921 13% 28% $694 $750 $781 $811 $895 $721 $735 $789 $812 $921 Noninterest income Adjusted noninterest income (excl. securities gains/losses, net)¹² 1Q25 2Q25 3Q25 4Q25 1Q26

© Fifth Third Bancorp | All Rights Reserved $1,304 $1,264 $1,267 $1,309 $2,395 $1,308* $1,233* $1,253* $1,273* $1,769* 60.5% 55.2% 54.1% 54.3% 61.9% Adjusted noninterest expense¹* Noninterest expense Adjusted Efficiency Ratio¹ 1Q25 2Q25 3Q25 4Q25 1Q26 T o ta l n o ni nt er es t ex p en se ; $ m ill io ns Noninterest expense 7 $ in millions 1Q26 4Q25 1Q25 Non-qualified deferred compensation expense/ (benefit), primarily offset in securities gains/losses ($9) ($5) ($4) For end note descriptions, see end note summary starting on page 43 $ millions 1Q26 PQ YoY Compensation and benefits $1,410 106% 88% Technology and communications 204 48% 66% Net occupancy expense 140 57% 61% Card and processing expense 79 193% 276% Equipment expense 55 28% 31% Marketing expense 50 35% 79% Loan and lease expense 42 2% 40% Other noninterest expense 415 65% 86% Total noninterest expense $2,395 83% 84% Impact of certain items (635) Noninterest expense excluding certain item(s)1 $1,760 39 35% Non-qualified deferred compensation (expense)/benefit 9 Adjusted noninterest expense, excluding certain item(s)1 and non-qualified deferred compensation $1,769 39% 35% • Adjusted noninterest expense1 increased 39% compared to the prior quarter and increased 35% from the year-ago quarter • Expenses in the quarter were impacted by ongoing costs associated with the merger and seasonal-related increases in compensation and benefits • Merger-related expenses of $635 million represent approximately half of the expected full-year charges $1,3 4 8*

© Fifth Third Bancorp | All Rights Reserved Solar energy installation Average loans $121.3 $123.1 $123.3 $123.4 $157.6 $74.7 $75.4 $74.9 $74.6 $105.9 $46.6 $47.7 $48.4 $48.8 $51.8 6.06% 6.11% 6.12% 5.96% 5.88% Commercial Consumer Total loan yield 1Q25 2Q25 3Q25 4Q25 1Q26 $122.2 $122.4 $123.1 $122.7 $176.3 $75.1 $74.2 $74.4 $73.6 $122.9 $47.1 $48.2 $48.7 $49.1 $53.4 Commercial Consumer 1Q25 2Q25 3Q25 4Q25 1Q26 Loans Loan portfolio compositionAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Period-end loan & lease balances $ in billions; loan & lease balances excluding HFS 8 Note: totals shown above may not foot due to rounding 46% 19% 2% 12% 11% 4% 3% 3% Commercial and industrial Commercial real estate Commercial leases Residential mortgage Home equity Indirect secured consumer Credit card and other % of Total Loans Commercial: 67% Consumer: 33% $46.5 $4.1 Comerica opening balances1

© Fifth Third Bancorp | All Rights Reserved 4.50% 4.50% 4.25% 3.75% 3.75% 1.84% 1.80% 1.81% 1.71% 1.58% Fed Funds Rate Total Cost of Deposits 1Q25 2Q25 3Q25 4Q25 1Q26 Total cost of deposits Total deposit mixAverage deposit balances $164.2 $163.6 $164.8 $168.4 $209.4 $161.8 $161.4 $162.5 $166.4 $206.5 2.42% 2.39% 2.41% 2.28% 2.15% Core Deposits CDs > $250K Total interest-bearing deposit costs 1Q25 2Q25 3Q25 4Q25 1Q26 $ in billions Demand, 27% Interest checking, 32% Money market and savings, 34% Time deposits, 7% $ in billions $209B Average Deposits $161.8 $161.4 $162.5 $166.4 $206.5 $122.0 $120.5 $121.3 $124.7 $150.8 $39.8 $40.9 $41.2 $41.8 $55.8 24.6% 25.3% 25.4% 25.1% 27.0% Interest-Bearing $ Non Interest-Bearing $ Non Interest-Bearing % 1Q25 2Q25 3Q25 4Q25 1Q26 Core deposit trends (average) $ in billions Deposits Note: Totals shown above may not foot due to rounding 9

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $136 $139 $339 $125 $144 $136 $139 $339 $125 1Q25 2Q25 3Q25 4Q25 1Q26 Credit quality overview 10 1Q25 2Q25 3Q25 4Q25 1Q26 NPL ratio 0.79% 0.70% 0.62% 0.62% 0.54% NPA ratio1 0.81% 0.72% 0.65% 0.65% 0.57% 30-89 days past due as a % of portfolio loans and leases 0.31% 0.23% 0.28% 0.29% 0.39% NCO ratio2 0.46% 0.45% 1.09% 0.40% 0.37% ACL ratio as a % of portfolio loans and leases 2.07% 2.09% 1.96% 1.96% 1.79% Nonperforming loans (NPLs) $966 $853 $768 $767 $960 1Q25 2Q25 3Q25 4Q25 1Q26 Portfolio loans & leases 30-89 days past due $385 $277 $348 $360 $683 1Q25 2Q25 3Q25 4Q25 1Q26 $ in millions For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 1Q26 0.00% 0.50% 1.00% 1.50% Historical net charge-off and NPA ratios Net charge-off ratio Non-performing assets ratio2 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 1Q26 0.00% 0.50% 1.00% 1.50% Commercial net charge-off ratio 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 1Q26 0.00% 0.50% 1.00% 1.50% 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 1Q26 0.00% 0.50% 1.00% 1.50% Consumer net charge-off ratio 1Q26 0.26% 1Q26 0.37% 1Q26 0.57% 1Q26 0.58% 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 For end note descriptions, see end note summary starting on page 43 11

© Fifth Third Bancorp | All Rights Reserved 10.8% 5 bps (7 bps) (73 bps) (15 bps) 5 bps 10.0% 4Q25 Net income to common RWA Acquisition Impacts Common dividends Other 1Q26 12 Strong liquidity and capital position Liquidity position $ in billions Capital position Common equity tier 1 ratio1 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Liquidity Sources 12/31/25 3/31/26 Fed reserves $18 $16 Unpledged investment securities $20 $31 Available FHLB borrowing capacity $13 $15 Current Fed discount window availability $61 $76 Total $111 $138 • Maintained full Category 1 LCR compliance during the quarter, ending at 109% • Loan-to-core deposit ratio of 76% • For several years, we have performed: – Daily LCR calculations – Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements – Monthly 2052a complex liquidity monitoring reporting Common equity tier 1 ratio1 Common equity tier 1 ratio inclusive of AOCI2 10.4% 10.6% 10.6% 10.8% 10.0% 8.3% 8.6% 8.8% 9.1% 8.8% Reported CET1 Ratio CET1 inclusive of AOCI 1Q25 2Q25 3Q25 4Q25 1Q26

© Fifth Third Bancorp | All Rights Reserved As of April 17, 2026; please see cautionary statements on page 2. Current expectations Full year 2026 13 For end note descriptions, see end note summary starting on page 43 Full year 2026 Avg. loans & leases (Including HFS) mid-$170s billion Net interest income1 (FY25 baseline: $6.0 billion) $8.7 - $8.8 billion assumes 12/31/26 Fed funds rate of 3.75% and includes the impact of purchase accounting accretion Noninterest income1 (FY25 baseline: $3.1 billion; excludes securities g/l) $4.0 - $4.2 billion Noninterest expense1 (FY25 baseline: $5.1 billion; excludes the mark-to-market impact of non-qualified deferred compensation) $7.2 - $7.3 billion Includes the impact of anticipated CDI amortization (~$210MM) and excludes acquisition related charges Net charge-off ratio 30 - 40 bps Effective tax rate 22 - 23%

© Fifth Third Bancorp | All Rights Reserved As of April 17, 2026; please see cautionary statements on page 2. Current expectations 2Q26 14 For end note descriptions, see end note summary starting on page 43 2Q26 Avg. loans & leases (Including HFS) $178 - $179 billion Net interest income1 (1Q26 baseline: $1.94 billion) $2.20 - $2.25 billion assumes 6/30/26 Fed funds rate of 3.75% and includes the impact of purchase accounting accretion Noninterest income1 (1Q26 baseline: $0.92 billion; excludes securities g/l) $1.00 - $1.06 billion Noninterest expense1 (1Q26 baseline: $1.77 billion; excludes the mark-to-market impact of non-qualified deferred compensation) $1.87 - $1.89 billion Includes the impact of anticipated CDI amortization (~$60MM) and excludes acquisition related charges Net charge-off ratio 30 - 35 bps Effective tax rate 22.5%

© Fifth Third Bancorp | All Rights Reserved 15 Appendix

© Fifth Third Bancorp | All Rights Reserved Consumer and Business Banking Digital Metrics Average Active Digital Users (Millions) 3.14 3.17 3.19 3.19 3.25 1Q25 2Q25 3Q25 4Q25 1Q26 Digital Engagement Digital Originations Average Active Mobile Users (Millions) 2.40 2.43 2.47 2.49 2.53 1Q25 2Q25 3Q25 4Q25 1Q26 Digital Assisted Mortgage Applications 98% 97% 98% 98% 97% 1Q25 2Q25 3Q25 4Q25 1Q26 New Consumer Deposit Accounts 27% 28% 28% 31% 34% 1Q25 2Q25 3Q25 4Q25 1Q26 Consumer Satisfaction #1 for banking mobile app user satisfaction among regional banks 16 For end note descriptions, see end note summary starting on page 43 1 2 Average app store rating of 4.8 stars

Strategic investments resulting in fee diversification and growth

Fee revenue mix is well-diversified

LTM 1Q26 pro-forma noninterest income mix[1,2]


Other Noninterest Income
Mortgage Banking
Commercial Banking
Capital Markets
Consumer Banking
Commercial Payments
Wealth & Asset Management
5%
5%
12%
14%
18%
22%
24%
LTM 1Q26 pro-forma noninterest income
$4.2B

Fee contribution as a percent of revenue stands out favorably relative to peers

LTM 1Q26 pro-forma noninterest income as a percent of pro-forma revenue[2], unless otherwise noted


33%
29%
LTM 4Q25 Peer Median

- Total pro-forma fee revenue[1] accounted for ~33% of total pro-forma revenue for the last twelve months ending 3/31/26
- Focused on diversifying revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets and Commercial Payments

For end note descriptions, see end note summary starting on page 43

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved $74.7 $75.4 $74.9 $74.6 $105.9 $75.1 $74.2 $74.4 $73.6 $122.9 Average Period-end 1Q25 2Q25 3Q25 4Q25 1Q26 1Q25 4Q25 1Q26 NCO ratio1 0.35% 0.27% 0.26% 30-89 delinquencies 0.21% 0.15% 0.37% 90+ delinquencies 0.01% 0.00% 0.02% Nonperforming loans2 0.83% 0.58% 0.47% Portfolio loans and leases $ in billions Key statistics Total commercial portfolio overview Average QoQ change 3.8% 1.0% (0.7%) (0.4%) 41.9% Period-end QoQ change 2.5% (1.3%) 0.4% (1.2%) 67.0% Commercial portfolio mix 68% 22% 7% 3% C&I Commercial mortgage Commercial construction Commercial leases For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 18

© Fifth Third Bancorp | All Rights Reserved $53.4 $54.1 $54.2 $53.9 $73.3 $53.7 $53.3 $53.9 $52.7 $83.9 Average Period-end 1Q25 2Q25 3Q25 4Q25 1Q26 19 Key statistics Revolving line utilization trend3 Commercial and industrial overview 35.3% 35.5% 36.1% 35.5% 36.2% 37.0% 36.5% 36.7% 34.9% 40.7% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Portfolio loans $ in billions Average QoQ change 3.6% 1.3% 0.2% (0.4%) 35.8% Period-end QoQ change 2.7% (0.7%) 1.2% (2.2%) 59.0% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 1Q25 4Q25 1Q26 NCO ratio1 0.39% 0.32% 0.38% 30-89 delinquencies 0.23% 0.19% 0.38% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.00% 0.75% 0.50% 36.8% ex. Comerica

Relationship focused main street lender with lower NDFI exposure

Non-depository financial institution portfolio

$ in billions; as of 3/31/26



Real Estate
Institutional CRE, Residential Mortgage Warehouse, Mortgage Servicing Rights
23%
Private Capital Warehouse
Corporate Debt Facilities, BDC
11%
Consumer Warehouse
Consumer Finance Securitization Vehicles
11%
Subscription Lines
Capital Call Facilities, SBIC Funds
31%
Corporate Credit Facilities
Payments, Insurance, Financial Intermediaries
24%
1Q26
$13.1B[1]
7% of loans

NDFI portfolio characteristics

- 2nd lowest exposure to NDFIs among peers[2]
- 89% of the NDFI portfolio is investment grade or equivalent
- 1Q26 criticized rate of 55 bps
- Zero losses in last 10 years across Real Estate, Subscription Lines and Private Capital Warehouse[3]

Private Capital Warehouse characteristics

- Senior-positioned, well-collateralized and deliberately sized within risk appetite
- Tight internal concentration limits actively monitored and enforced through independent risk governance
- BDC balances limited, totaling $266 million or just 0.15% of total loans

Note: Totals shown above may not foot due to rounding

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved Retail 17% Financial Services 16% Rental and Leasing 13% TMT 9% Manufacturing 9% Wholesale Trade 8% Business Services 8% Other 20% 21 High quality Shared National Credit portfolio SNC portfolio $45.5BN ~26% of total loans Shared National Credit portfolio is well diversified Industry mix Key statistics For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding $ in billions; as of 3/31/26 1Q25 4Q25 1Q26 Loan balance $32.7 $31.9 $45.5 Nonperforming loans2 0.86% 0.64% 0.35% NCO Ratio1 0.27% 0.09% 0.35% • ~60% of SNC balances are at or near investment grade equivalent borrowers; independently underwrite each transaction • Lead left/lead right on ~50% of relationships • Criticized assets are lower than the rest of the commercial portfolio over a multi-year period

© Fifth Third Bancorp | All Rights Reserved 22 Low concentration in leveraged lending Note: Totals shown above may not foot due to rounding Total Loan Portfolio Composition Leveraged 2.1% Wholesale Trade Accommodation & Food Services Manufacturing Arts, Entertainment, and Recreation Information Admin, Support & Other Services Professional, Scientific, and Technical Services Retail Trade Healthcare & Other Social Assistance Management of Companies & Enterprises Other Diversified Leveraged Portfolio Total Loans $177.6 Billion as of 3/31/26 as of 3/31/26 $3.7 Billion • Significant reduction in leveraged lending portfolio as a percent of total loans – Represents ~2% of loans vs ~8% in 2015 • Leveraged criticized asset ratio remains well below the 5-year average

© Fifth Third Bancorp | All Rights Reserved Portfolio loans 45% 18% 17% 12% 3% 2% 2% 55%45% Commercial real estate overview CRE mortgage Balance by occupancy CRE construction Balance by property type Industrial RetailOffice Hospitality Other Home builder Non-Owner occupied Owner occupied Multifamily 30% Industrial 17% Retail 16% Hospitality 9% Office 9% Non-owner occupied property type mix $18.2 $18.2 $17.6 $17.5 $29.2 $18.3 $17.7 $17.3 $17.5 $35.5 $5.8 $5.8 $5.5 $5.4 $7.3 $12.4 $12.4 $12.0 $12.1 $22.0 $6.0 $5.6 $5.3 $5.3 $8.3 $12.4 $12.1 $11.9 $12.2 $27.1 1Q25 2Q25 3Q25 4Q25 1Q26 23 Medical Office 7% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 2.7% (3.5%) (2.3%) 1.7% 102.2% $ in billions Average QoQ change 3.8% 0.3% (3.6%) (0.5%) 67.3% 1Q25 4Q25 1Q26 NCO ratio1 0.23% 0.14% 0.00% 30-89 delinquencies 0.03% 0.01% 0.36% 90+ delinquencies 0.03% 0.01% 0.06% Nonperforming loans2 0.38% 0.19% 0.44% Key statistics Period-end - Commercial mortgageAverage - Commercial mortgage Period-end - Commercial constructionAverage - Commercial construction Multifamily Other 11%

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change 1.2% 2.5% 1.0% 0.8% 8.8% $46.6 $47.7 $48.4 $48.8 $51.8 $47.1 $48.2 $48.7 $49.1 $53.4 1Q25 2Q25 3Q25 4Q25 1Q26 15% 16% 66% 1Q25 4Q25 1Q26 NCO ratio1 0.63% 0.59% 0.58% 30-89 delinquencies 0.48% 0.51% 0.44% 90+ delinquencies 0.05% 0.06% 0.04% Nonperforming loans2 0.73% 0.69% 0.72% Weighted average FICO at origination3 767 768 768 Weighted average LTV at origination 79% 80% 78% Total consumer portfolio overview 24 Portfolio FICO score at origination3 $ in billions Portfolio loans 2% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Average QoQ change 1.5% 2.3% 1.6% 0.9% 6.0% Key statistics 750+720-749<660 660-719 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change 0.2% 0.6% (0.2%) —% 10.5% Average QoQ change 1.3% 0.4% 0.2% —% 6.7% 12% 15% 69% Weighted average FICO at origination3 764 764 763 Weighted average LTV at origination 74% 75% 74% Residential mortgage overview 25 $17.6 $17.6 $17.7 $17.7 $18.8 $17.6 $17.7 $17.6 $17.7 $19.5 1Q25 2Q25 3Q25 4Q25 1Q26 4% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding $ in billions Portfolio loans 1Q25 4Q25 1Q26 NCO ratio1 0.00% (0.01%) (0.01%) 30-89 delinquencies 0.15% 0.19% 0.16% 90+ delinquencies 0.05% 0.06% 0.04% Nonperforming Loans2 0.82% 0.84% 0.84% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination3 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 17% 16% 67% $4.2 $4.4 $4.6 $4.8 $6.1 $4.3 $4.5 $4.7 $4.8 $6.7 1Q25 2Q25 3Q25 4Q25 1Q26 Weighted average FICO at origination3 769 772 773 Weighted average LTV at origination 66% 65% 64% Home equity overview 26 1% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 1.8% 5.2% 4.3% 3.6% 39.0% Average QoQ change 2.4% 3.8% 4.5% 4.1% 27.2% $ in billions Portfolio loans Period-endAverage 750+720-749<660 660-719 Portfolio FICO score at origination3 1Q25 4Q25 1Q26 NCO ratio1 0.04% 0.06% 0.01% 30-89 delinquencies 0.63% 0.52% 0.49% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.62% 1.47% 1.54% Key statistics

© Fifth Third Bancorp | All Rights Reserved 84% 16% 17% 17% 65% Indirect secured consumer overview 27 Portfolio FICO score at origination *Includes primarily RV & Marine $16.5 $17.2 $17.7 $17.9 $18.1 $16.8 $17.6 $17.9 $18.0 $18.3 1Q25 2Q25 3Q25 4Q25 1Q26 1% Weighted average FICO at origination 772 774 774 Weighted average LTV at origination 88% 88% 89% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 3.0% 4.7% 1.7% 0.4% 1.8% Average QoQ change 2.3% 4.7% 2.8% 0.8% 1.3% $ in billions Portfolio loans Period-endAverage 1Q25 4Q25 1Q26 NCO ratio1 0.53% 0.59% 0.54% 30-89 delinquencies 0.68% 0.72% 0.61% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 0.36% 0.34% 0.32% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination Auto Specialty Lending*

© Fifth Third Bancorp | All Rights Reserved 27% 19% 49% Credit card overview 28 $1.6 $1.7 $1.7 $1.7 $1.7$1.7 $1.7 $1.7 $1.7 $1.7 1Q25 2Q25 3Q25 4Q25 1Q26 Weighted average FICO at origination3 743 743 743 5% Period-end QoQ change (4.3%) 2.8% (0.9%) 3.3% (5.1%) Average QoQ change (2.5%) 2.0% 1.1% 1.0% (2.1%) $ in billions Portfolio loans For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-endAverage 1Q25 4Q25 1Q26 NCO ratio1 4.19% 3.62% 3.51% 30-89 delinquencies 1.02% 1.03% 0.97% 90+ delinquencies 1.02% 0.97% 1.03% Nonperforming loans2 1.87% 1.66% 1.81% Key statistics Portfolio FICO score at origination3 750+720-749<660 660-719

© Fifth Third Bancorp | All Rights Reserved $4.2 $4.3 $4.4 $4.5 $4.5 $4.3 $4.3 $4.4 $4.6 $4.5 1Q25 2Q25 3Q25 4Q25 1Q26 14% 20% 66% Weighted average FICO at origination 772 771 771 Solar energy installation overview 29 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 1.4% 1.3% 2.7% 2.9% (2.1%) Average QoQ change 2.0% 1.1% 2.0% 3.0% 0.7% $ in billions Portfolio loans 1Q25 4Q25 1Q26 NCO ratio1 1.73% 1.45% 2.03% 30-89 delinquencies 0.52% 0.57% 0.56% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 0.70% 0.48% 0.58% Key statistics Period-endAverage Portfolio FICO score at origination 750+720-749660-719

© Fifth Third Bancorp | All Rights Reserved Allowance for credit losses 30 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Allowance for loan & lease losses Amount % of portfolio loans & leases 4Q25 1Q25 Commercial and industrial loans $1,155 1.38% (0.17%) (0.19%) Commercial mortgage loans 519 1.91% (0.31)% (0.70%) Commercial construction loans 124 1.49% (0.01%) 0.53% Commercial leases 22 0.62% 0.07% 0.11 Total commercial loans and leases $1,820 1.48% (0.13%) (0.17%) Residential mortgage loans 108 0.55% (0.06) (0.24%) Home equity 94 1.40% (0.40%) (0.80%) Indirect secured consumer loans 315 1.72% 0.03% (0.14%) Credit card 146 8.81% 0.22% (0.65%) Solar energy installation loans 334 7.48% 0.59% (0.10%) Other consumer loans 105 3.85% (0.59%) (0.90%) Total consumer loans 1,102 2.06% (0.11%) (0.37%) Allowance for loan & lease losses 2,922 1.66% (0.18%) (0.29%) Reserve for unfunded commitments1 232 Allowance for credit losses $3,154 1.79% (0.17%) (0.28%) Compared to: Allocation of allowance by product $ in millions 1Q26 Change in rate

NPL[1] rollforward

Commercial
$ in millions

	1Q25	2Q25	3Q25	4Q25	1Q26
Balance, beginning of period	$456	$623	$508	$435	$427
Transfers to nonaccrual status	273	63	266	138	173
Acquired nonaccrual loans	—	—	—	—	170
Transfers to accrual status	(3)	(1)	—	(1)	(1)
Transfers to held for sale	(17)	(24)	(1)	(44)	(84)
Loan paydowns/payoffs	(19)	(70)	(63)	(34)	(38)
Transfer to OREO	—	—	—	(1)	—
Charge-offs	(67)	(90)	(282)	(68)	(77)
Draws/other extensions of credit	—	7	7	2	3
Balance, end of period	$623	$508	$435	$427	$573

Consumer
$ in millions

	1Q25	2Q25	3Q25	4Q25	1Q26
Balance, beginning of period	$367	$343	$345	$333	$340
Transfers to nonaccrual status	109	95	88	104	103
Acquired nonaccrual loans	—	—	—	—	51
Transfers to accrual status	(48)	(26)	(19)	(20)	(21)
Transfers to held for sale	—	—	—	—	—
Loan paydowns/payoffs	(30)	(27)	(38)	(31)	(39)
Transfer to OREO	(5)	(5)	(7)	(5)	(6)
Charge-offs	(52)	(37)	(37)	(42)	(44)
Draws/other extensions of credit	2	2	1	1	3
Balance, end of period	$343	$345	$333	$340	$387

Total NPL
$ in millions

	1Q25	2Q25	3Q25	4Q25	1Q26
Total NPL	$966	$853	$768	$767	$960
Total new nonaccrual loans - HFI	382	158	354	242	276

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

31

© Fifth Third Bancorp | All Rights Reserved

Balance sheet positioning

Commercial loans[1,2]

$28.7BN fixed | $94.2BN variable[1,2]

- 1M based: 56%[4,7]
- 3M based: 7%[4,7]
- Prime & O/N based: 13%[4,7]
- Other based: 1%[4,6,7]
- Weighted avg. life: 1.7 years[1]



68%
22%
7%
3%

C&I	20% Fix | 80% Variable
Coml. mortgage	25% Fix | 75% Variable
Coml. construction	20% Fix | 80% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$44.0BN fixed | $9.4BN variable[1]

- 1M based: 1%[5,7]
- Prime: 15%[5]
- Other based: 1%[5,7,8]
- Weighted avg. life: 3.6 years[1]



35%
35%
13%
14%
3%

Auto/indirect	100% Fix | 0% Variable
Resi mtg. & construction	97% Fix | 3% Variable
Home equity	11% Fix | 89% Variable
Other	79% Fix | 21% Variable
Credit card	38% Fix | 62% Variable

Investment portfolio

- 52% allocation to bullet/locked-out cash flow securities
- AFS & HTM spot yield: 3.46%
- AFS net unrealized pre-tax loss: $3.1BN



37%
53%
10%

Level 1	83% Fix | 17% Variable
Level 2A	99% Fix | 1% Variable
Non-HQLA/ Other	91% Fix | 9% Variable

Includes $3.0BN non-agency CMBS (All super-senior, AAA-rated securities; 59% WA LTV, ~33% WA credit enhancement)

Long-term debt[3]

$12.2BN fixed | $6.5BN variable[3]

- SOFR based: 35%
- Weighted avg. life: 4.0 years



69%
11%
2%
18%

Senior debt	56% Fix | 44% Variable
Sub debt	61% Fix | 39% Variable
Auto securiz. proceeds	100% Fix | 0% Variable
Other	98% Fix | 2% Variable

The information above incorporates the impact of $6.9BN in C&I receive-fixed swaps, $4.0BN in CRE receive-fixed swaps[2], and ~$6.1BN fair value hedges associated with long-term debt (receive-fixed swaps)

32

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	0.6%	2.8%	(9.0%)	(15.0%)
+100 Ramp over 12 months	0.5%	2.0%	NA	NA
-100 Ramp over 12 months	(1.3%)	(4.3%)	NA	NA
-200 Ramp over 12 months	(3.5%)	(11.2%)	(9.0%)	(15.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(0.2%)	1.3%	1.5%	4.5%
+100 Ramp over 12 months	0.1%	1.2%	0.9%	2.8%
-100 Ramp over 12 months	(0.9%)	(3.6%)	(1.7%)	(5.0%)
-200 Ramp over 12 months	(2.8%)	(9.9%)	(4.2%)	(12.6%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	0.1%	2.2%	1.1%	3.4%
+100 Ramp over 12 months	—%	1.5%	0.9%	2.5%
-100 Ramp over 12 months	(1.6%)	(4.6%)	(1.0%)	(4.0%)
-200 Ramp over 12 months	(3.7%)	(11.3%)	(3.2%)	(11.0%)

Rate risk models assume approximately 65-70% effective up betas and 55-60% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags

As of March 31, 2026:

- 59% of HFI loans were variable rate net of existing hedges (77% of total commercial; 18% of total consumer)
- Short-term borrowings represent less than 1% of total funding
- Approximately $15.0BN in non-core funding matures beyond one year

33

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 3/31/26



HTM
25%
Securities portfolio
$66BN
~25% of interest earning assets
AFS
75%

Securities mix

	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	Effective duration
HTM	53%	34%	—	13%	—	4.7
AFS	50%	31%	6%	7%	7%	3.6
Total	**50%**	**32%**	**5%**	**9%**	**5%**	**3.9**

Investment portfolio characteristics

Amortized cost basis; as of 3/31/26

Held-to-maturity portfolio

- $16.4BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $49.2BN portfolio
- $3.0BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 33%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~59%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations

Note: Totals shown above may not foot due to rounding

34
© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 10-year treasury yield ($5.8) ($3.5) ($3.3) ($3.0) ($2.8) ($2.9) 9/30/23 3/31/25 6/30/25 9/30/25 12/31/25 3/31/26 Projected AOCI accretion ($2.5) ($2.1) ($1.7) ($1.4) ($1.1) ($0.7) 12/31/26E 12/31/27E 12/31/28E 12/31/29E 12/31/30E 12/31/31E Securities portfolio AOCI accretion 35 $ in billions; 3/31/26 AFS and HTM portfolio unrealized loss, after-tax ~75% capital accretion ~13% capital accretion Historical AOCI accretion ~50% capital accretion since 3Q23 AOCI accretion1 assuming implied forward curve2 4.3%4.2% 4.2% 4.2% 4.2% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 4.6% ~40% capital accretion

© Fifth Third Bancorp | All Rights Reserved $17.64 $18.69 $22.60 $22.88 $23.30 $23.76 $24.17 3.88% 4.58% 4.20% 4.30% 4.5% 4.7% 4.9% TBV/S AOCI accretion 10-year treasury yield 12/31/2023 12/31/2024 12/31/2025 3/31/2026 12/31/2026 12/31/2027 12/31/2028 Balance sheet positioned to grow tangible book value per share 36 TBV/share1 will improve due to AOCI accretion alone Projected TBV/share growth includes no earnings contribution from 2026-20282 For end note descriptions, see end note summary starting on page 43 Actuals Forecast +6% +21% +1% +2% +2% Projected growth from AOCI burndown alone1 +2%

© Fifth Third Bancorp | All Rights Reserved 3.26% $11 $9 $8 $8 $5 1Q26 1Q31 2Q31 3Q31 4Q31 Cash flow hedges Receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual 37 Existing receive-fixed swaps2 Weighted average receive fixed rate 3.29% 3.31% 3.32% 3.44%3 For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved $14 $19 $22 $22 $23 $74 $73 $73 $73 $70 $3 $5 $3 $3 ($10) ($34) ($41) ($40) ($42) ($39) $57 $56 $58 $56 $44Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 1Q25 2Q25 3Q25 4Q25 1Q26 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins $ in billions Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. 38 $1.4 $2.0 $1.9 $2.2 $1.9 $0.9 $1.3 $1.4 $1.6 $1.4 $0.5 $0.7 $0.6 $0.6 $0.5Originations HFI Originations HFS 1Q25 2Q25 3Q25 4Q25 1Q26 Note: Totals shown above may not foot due to rounding Rate lock margin 1.46% 1.23% 1.28% 1.16% 1.30% Gain-on-sale margin 1.31% 1.17% 1.33% 1.17% 1.47% Mortgage banking net revenue $57 $56 $58 $56 $44

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	2Q26	3Q26	4Q26	1Q27
Series H *Floating*[2]	~$11	~$11	~$11	~$10
Series I *Floating*[2]	~$9	~$9	~$9	~$9
Series J *Floating*[2]	~$5	~$5	~$5	~$5
Series K	~$3	~$3	~$3	~$3
Series M[3]	~$7	~$7	~$7	~$7
Class B Series A	~$3	~$3	~$3	~$3
Total	~$38	~$38	~$38	~$37

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

39

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 1Q26 reported EPS of $0.15 included a net negative $0.68 impact from the following notable item(s): • $657 million pre-tax (~$510 million after-tax2,3) charge related to merger-related charges • $83 million pre-tax (~$63 million after-tax2) charge related to the merger-related Day 1 ACL build • $8 million pre-tax (~$6 million after-tax2) benefit related to interchange litigation matters 1Q26 adjustments and notable items Adjusted EPS of $0.831 40 For end note descriptions, see end note summary starting on page 43

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries

$ and shares in millions (unaudited)

	For the three months ended				
	March 2026	December 2025	September 2025	June 2025	March 2025
Net income (U.S. GAAP) (a)	$165	$731	$649	$628	$515
Net income (U.S. GAAP) (annualized) (b)	$669	$2,900	$2,575	$2,519	$2,089
Net income available to common shareholders (U.S. GAAP) (c)	$128	$699	$608	$591	$478
Add: Intangible amortization, net of tax	34	5	5	5	6
Tangible net income available to common shareholders (d)	$162	$704	$613	$596	$484
Tangible net income available to common shareholders (annualized) (e)	$657	$2,793	$2,432	$2,391	$1,963
Net income available to common shareholders (annualized) (f)	$519	$2,773	$2,412	$2,371	$1,939
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$30,108	$21,527	$21,216	$20,670	$20,000
Less: Average preferred stock (h)	(2,040)	(1,770)	(2,112)	(2,116)	(2,116)
Average goodwill	(8,686)	(4,947)	(4,937)	(4,918)	(4,918)
Average intangible assets and other servicing rights	(841)	(72)	(77)	(79)	(86)
Average tangible common equity (i)	$18,541	$14,738	$14,090	$13,557	$12,880
Less: Average accumulated other comprehensive income ("AOCI")	3,080	3,137	3,520	3,935	4,362
Average tangible common equity, excluding AOCI (j)	$21,621	$17,875	$17,610	$17,492	$17,242
Adjustments (pre-tax items)					
Merger-related charges	657	13	—	—	—
Merger-related Day 1 ACL build	83	—	—	—	—
Securities (gains)/losses	12	5	(10)	(16)	9
Severance expense	—	—	—	15	—
Litigation settlements	—	(12)	—	—	—
FDIC special assessment	—	(25)	(6)	—	—
Fifth Third Foundation contribution	—	50	—	—	—
Interchange litigation matters	(8)	11	27	1	18
Non-qualified deferred compensation expense/(benefit)	(9)	(5)	11	16	(4)
Adjustments - after-tax[1] (k)	$569	$31	$16	$12	$18
Adjustments (tax related items)					
Benefit related to the resolution of certain tax matters	—	(7)	—	—	—
Adjustments (tax related items) (l)	—	(7)	—	—	—
Adjusted net income [(a) + (k)+ (l)]	$734	$755	$665	$640	$533
Adjusted net income (annualized) (m)	$2,977	$2,995	$2,638	$2,567	$2,162
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$697	$723	$624	$603	$496
Adjusted net income available to common shareholders (annualized) (n)	$2,827	$2,868	$2,476	$2,419	$2,012
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	731	$728	$629	$608	$502
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,965	$2,888	$2,495	$2,439	$2,036
Average assets (p)	$265,551	$213,021	$211,770	$210,554	$210,558
Metrics:					
Return on assets (b) / (p)	0.25%	1.36%	1.21%	1.20%	0.99%
Adjusted return on assets (m) / (p)	1.12%	1.41%	1.25%	1.22%	1.03%
Return on average common equity (f) / [(g) + (h)]	1.8%	14.0%	12.6%	12.8%	10.8%
Adjusted return on average common equity (n) / [(g) + (h)]	10.1%	14.5%	13.0%	13.0%	11.3%
Return on average tangible common equity (e) / (i)	3.5%	19.0%	17.3%	17.6%	15.2%
Adjusted return on average tangible common equity (o) / (i)	16.0%	19.6%	17.7%	18.0%	15.8%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	13.7%	16.2%	14.2%	13.9%	11.8%

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

41

© Fifth Third Bancorp | All Rights Reserved

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For three months ended				
	March 2026	December 2025	September 2025	June 2025	March 2025
Average interest-earning assets (a)	**$237,961**	**$194,144**	**$193,500**	**$192,682**	**$192,808**
Net interest income (U.S. GAAP) (b)	$1,934	$1,529	$1,520	$1,495	$1,437
Add: Taxable equivalent adjustment	5	4	5	5	5
Net interest income (FTE) (c)	**$1,939**	**$1,533**	**$1,525**	**$1,500**	**$1,442**
Net interest income (FTE) (annualized) (d)	**$7,864**	**$6,082**	**$6,050**	**$6,016**	**$5,848**
Noninterest income (U.S. GAAP) (e)	**$895**	**$811**	**$781**	**$750**	**$694**
Interchange litigation matters	(8)	8	18	1	18
Merger-related charges	22	—	—	—	—
Litigation settlements	—	(12)	—	—	—
Noninterest income excluding certain item(s)	**$909**	**$807**	**$799**	**$751**	**$712**
Securities (gains)/losses	12	5	(10)	(16)	9
Adjusted noninterest income, excluding certain item(s) and securities (gains)/losses (f)	**$921**	**$812**	**$789**	**$735**	**$721**
Noninterest expense (U.S. GAAP) (g)	**$2,395**	**$1,309**	**$1,267**	**$1,264**	**$1,304**
Merger-related charges	(635)	(13)	—	—	—
Interchange litigation matters	—	(3)	(9)	—	—
Severance expense	—	—	—	(15)	—
FDIC Special Assessment	—	25	6	—	—
Fifth Third Foundation contribution	—	(50)	—	—	—
Noninterest expense excluding certain item(s)	**$1,760**	**$1,268**	**$1,264**	**$1,249**	**$1,304**
Add: Non-qualified deferred compensation (expense)/benefit	9	5	(11)	(16)	4
Adjusted noninterest expense, excluding certain item(s) and non-qualified deferred compensation (h)	**$1,769**	**$1,273**	**$1,253**	**$1,233**	**$1,308**
Metrics:					
Revenue (FTE) (c) + (e)	**2,834**	**2,344**	**2,306**	**2,250**	**2,136**
Adjusted revenue (c) + (f)	**2,860**	**2,345**	**2,314**	**2,235**	**2,163**
Pre-provision net revenue [(c) + (e) - (g)]	**439**	**1,035**	**1,039**	**986**	**832**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**1,091**	**1,072**	**1,061**	**1,002**	**855**
Net interest margin (FTE) (d) / (a)	**3.30%**	**3.13%**	**3.13%**	**3.12%**	**3.03%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**84.5%**	**55.8%**	**54.9%**	**56.2%**	**61.0%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**61.9%**	**54.3%**	**54.1%**	**55.2%**	**60.5%**

42

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 43 Earnings presentation end notes Slide 4 end notes 1. Reported Tangible Book Value Per Share, ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. 3. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 4. Current period regulatory capital ratios are estimated. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. 2. Includes the effects of non-qualified deferred compensation. Slide 7 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 8 end notes 1. Opening balances represent end of period balances acquired from Comerica as of February 1, 2026. Slide 10 end notes 1. Excludes nonaccrual loans HFS. 2. 1Q26 excludes net charge-offs of $21 million which were taken immediately at time of merger Slide 11 end notes 1. Excludes 2020, 2021, and 2022 metrics. 2. Loan balances exclude nonaccrual loans HFS. Slide 12 end notes 1. Current period regulatory capital ratios are estimated. 2. Excludes AOCI on cash flow hedges Slide 13 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 14 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 16 end notes 1. Digitally active defined as having at least one login to mobile or online banking during the quarter. 2. Mobile active defined as having at least one login to mobile banking during the quarter. Slide 17 end notes 1. Last-twelve-month (LTM) noninterest income and revenue are presented on a pro forma basis, excluding securities gains/losses, for Fifth Third and Comerica as of March 31, 2026. These results are preliminary and may differ from amounts subsequently reported in the Form 10-Q due to the finalization of purchase accounting or other adjustments. 2. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 18 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes 44 Slide 19 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 20 end notes 1. Loans to NDFIs are estimated pending the filing of Fifth Third Bank's Call Report and includes the following captions within Call Report schedule RC-C Part I - mortgage credit intermediaries, business credit intermediaries, private equity funds, consumer credit intermediaries and other loans to non-depository financial institutions 2. Peer data as of 12/31/2025 3. Fifth Third standalone Slide 21 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 23 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 24 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and certain credit loans on book primarily ~15+ years. Slide 25 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 26 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 27 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 28 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain credit loans on book primarily ~15+ years. Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 30 end notes 1. 1Q26 commercial and consumer portfolio make up ~$194M and ~$38M, respectively, of the total reserve for unfunded commitment.

© Fifth Third Bancorp | All Rights Reserved 45 Earnings presentation end notes Slide 31 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 32 end notes Note: Data as of 3/31/2026. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $10.9BN of commercial variable loans classified as fixed given the impacts of $6.9BN in C&I receive-fix swaps and $4.0BN in CRE receive-fix swaps 3. Fifth Third had $6.1BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. As a percent of total commercial. 5. As a percent of total consumer. 6. Includes 12M term, 6M term, and Fed Funds based loans. 7. Term points include SOFR, AMERIBOR, Treasuries & FX curves. 8. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 33 end notes Note: Data as of 3/31/26; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% Slide 35 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 2. Analysis based on 3/31/2026 portfolio utilizing the implied forward curve as of 3/31/2026 Slide 36 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 2. Analysis based on 3/31/2026 portfolio utilizing the implied forward curve as of 3/31/2026 Slide 37 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 3. Reflects the weighted average receive fixed rate (swaps only) as of 3/31/26 Slide 39 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. 3. Series M Preferred Stock was issued in exchange for Comerica Incorporated's 6.875 Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B as part of the closing of Comerica's merger with and into Fifth Third on February 1, 2026.. The initial dividend period was January 1, 2026 - April 1, 2026. The initial dividend payment date was April 1, 2026. Future dividend payment dates will be the 1st of January, April, July, and October. Slide 40 end notes 1. Average diluted common shares outstanding (thousands); 830,274; all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Assumes a 24% tax rate. 3. A portion of the adjustments related to merger-related charges are not tax-deductible Slide 41 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 24% tax rate. Slide 42 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures.